EXHIBIT 10.52


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                                                                    CONFIDENTIAL

                                                                   EXHIBIT 10.52

Confidential information omitted where indicated by "[*]" and filed separately with the Securities Exchange Commission pursuant to a request for confidential treatment under Rule 406 of the Securities Act of 1933.


                            MICROSOFT LICENSING, INC.
                      XBOX(TM) PUBLISHER LICENSE AGREEMENT

This License Agreement (the "Agreement") is entered into and effective as of July 22, 2002 (the "Effective Date") by and between MICROSOFT LICENSING, INC., a Nevada corporation ("Microsoft"), and THE 3DO COMPANY, a California corporation ("Licensee").


                                    RECITALS

         A. Whereas, Microsoft and its affiliated companies develop and license a computer game system, known as the Xbox(TM) game system; and

         B. Whereas, Licensee is an experienced publisher of software products that wishes to develop and/or publish one or more software products running on the Xbox game system, and to license proprietary materials from Microsoft, on the terms and conditions set forth herein.

         C. Accordingly, for and in consideration of the mutual covenants and conditions contained herein, and for other good and valuable consideration, receipt of which each party hereby acknowledges, Microsoft and Licensee agree as follows:

1. DEFINITIONS

For the purposes of this Agreement, the following terms will have the respective indicated meanings:

         1.1 "Authorized Replicator" shall mean a software replicator certified and approved by Microsoft for replication of Finished Product Units that run on Xbox.

         1.2 "Branding Specifications" shall mean the specifications and such other design specifications as Microsoft may hereafter provide from time to time, for using the Licensed Trademarks on a Software Title and/or on Marketing Materials as set forth in the Xbox Guide.

         1.3 "Break The Seal" or "BTS" shall mean a Microsoft designed sticker that will be issued to the Authorized Replicator for placement on the Packaging Materials as specified in the Xbox Guide. A BTS shall be assigned to each Finished Product Unit that has been manufactured by an Authorized Replicator.

         1.4 "Certification" shall mean the final stage of the approval process following Pre-Certification wherein Licensee shall deliver its proposed final version of the Software Title and Microsoft shall approve or disapprove of such Software Title for distribution. Certification is further defined in this Agreement and the Xbox Guide.

         1.5 "Commercial Release" shall mean (a) with respect to Xbox, the first distribution of an Xbox in the United States to the public for payment, and (b) with respect to a Software Title, the earlier of the first distribution of the Software Title for payment or distribution of Finished Product Units that are not designated as beta or prerelease versions.

         1.6 "Concept" shall mean the details of Licensee's proposed Software Title including content and technical characteristics, target market, proposed release date and development schedule. Concept is further defined in this Agreement and the Xbox Guide.

         1.7 "Demo Versions" shall mean a small portion of an applicable Software Title that is provided to end users to advertise or promote a Software Title. Subject to the terms of the Xbox Guide, a Demo Version(s) may be distributed on FPU for other Software Titles. Additionally a Demo Version may be placed on a single FPU either as a stand-alone or with

* Confidential portion omitted and filed separately with the Commission.

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other Demo Versions for distribution to end users, provided that Microsoft shall have prior approval over the number of units manufactured and the price of such units shall be free or at a suggested retail price not to exceed [*].

         1.8 "Finished Product Unit" or "FPU" shall mean a Software Title in object code form that has been affixed to a DVD disk, has passed Certification, and has been approved for distribution by Microsoft. Once the BTS has been assigned or affixed to a FPU or its packaging, the FPU shall also include its accompanying BTS.

         1.9  "Licensed   Trademarks"   shall  mean  the  Microsoft   trademarks
identified in the Xbox Guide (that Microsoft unilaterally may modify from time to time during the Term of this Agreement upon written notice to Licensee).

         1.10 "Marketing Materials" shall collectively mean the Packaging Materials and the Promotional Materials.

         1.11 "Packaging Materials" shall mean art and mechanical formats for a Software Title including the retail packaging, end user instruction manual with end user license agreement and warranties, end user warnings, Finished Product Unit media label, and any promotional inserts and other materials that are to be included in the retail packaging.

         1.12 "Promotional Materials" shall mean press releases, marketing, advertising or promotional materials related to the Software Title and/or Finished Product Units (including without limitation web advertising and Licensee's web pages to the extent they refer to the Software Title(s) or the Finished Product Units) that will be used by Licensee in the marketing of the Software Titles or FPU.

         1.13 "Pre-Certification" shall mean the first required stage of the approval process wherein Microsoft conducts gameplay and technical screen tests to provide feedback and/or identify any issues that may prevent the Software Title from being approved during the Certification phase. Pre-Certification is further defined in this Agreement and the Xbox Guide.

         1.14 "Software Title" shall mean the single software product as described in the applicable Concept submission form that Licensee proposes to publish for use on Xbox. A Software Title shall include the improvements and patches thereto (if and to the extent approved by Microsoft), but shall not include any "prequel" or "sequel." If Microsoft approves one or more additional Concept(s) for another single software product proposed by Licensee to run on Xbox, this Agreement, and the term "Software Title," shall be broadened automatically to cover the respective new software product as an additional Software Title under this Agreement.

         1.15 "Territory" shall be determined on a Software Title-by-Software Title basis, and shall mean such geographic region(s) as may be specified in writing by Microsoft when the Concept of the applicable Software Title is approved.

         1.16 "Xbox" shall mean the first version (as of the Commercial Release) of Microsoft's Xbox game system, including operating system software and hardware design specifications.

         1.17 "Xbox Guide" shall mean a document (in physical, electronic or website form) created by Microsoft that supplements this Agreement and provides detailed requirements regarding: the approval process, Branding Specifications, replication requirements, royalty payment process, marketing guidelines, technical specifications, Demo Version requirements and packaging requirements. Microsoft may supplement, update and amend the Xbox Guide from time to time in its reasonable discretion as set forth in this Agreement.

2. DEVELOPMENT; DELIVERY; APPROVAL

         2.1 Xbox Development Kit License. Contemporaneous with the execution of this Agreement, Licensee shall enter into one or more development kit license(s) (each an "XDK License") pursuant to which Microsoft or its affiliate may license to Licensee software development tools and hardware to assist Licensee in the development of Software Titles, including redistributable code that Licensee shall incorporate into Software Titles, on such terms and conditions as are contained in the XDK License. The terms of the XDK License are incorporated herein by reference.

         2.2 Xbox Guide. Licensee agrees to be bound by all provisions contained in the then-applicable version of the "Xbox Guide," the current version of which Microsoft or its affiliate will deliver to Licensee upon its completion.
Licensee understands and agrees that Microsoft may, in its discretion, supplement, revise and update the Xbox Guide from time to time and that upon Licensee's receipt of the applicable supplement, revision or updated version, and subject to Section 2.4.4, Licensee automatically shall be bound by all provisions of the then-current Xbox Guide; Microsoft will specify in each such

* Confidential portion omitted and filed separately with the Commission.

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                                                                    CONFIDENTIAL

supplement, revision or updated version a reasonable effective date of each change if such change or revision is not required to be effective immediately.

         2.3 Approval Process. The approval process is divided into four phases comprised of Concept approval, Pre-Certification, Certification and Marketing Materials approval. Licensee is required to submit its Software Title to Microsoft for evaluation of all four phases. Each phase is identified below and further defined in the Xbox Guide.

                  2.3.1 Concept. Licensee shall deliver to Microsoft a completed Concept submission form (in the form provided by Microsoft to Licensee) that describes the Software Title. Evaluation of the proposed Software Title design will be based on criteria including, but not limited to, the following: (i) originality; (ii) play breadth and depth; (iii) playability; (iv) replayability and long-term interest; (v) theme, characters, storyline (vi) suitability to the target demographic; (vii) release date; and (viii) overall fit with the Xbox product portfolio.

                  2.3.1.1 If acceptable to Microsoft, following evaluation, Microsoft shall provide Licensee with a "Concept Summary" that describes the approved Concept. The parties shall execute the Concept Summary to signify agreement with the description of the Concept. The Concept Summary shall be incorporated herein by reference and adherence to its terms shall be one of the bases for the grant of Certification.

                  2.3.2 Pre-Certification Version. At the Pre-Certification submission, Licensee shall deliver to Microsoft a version of the Software Title, that includes all current features of the Software Title and such other content as may be required under the Xbox Guide. Upon receipt, Microsoft shall conduct technical screen and/or other testing consistent with the Xbox Guide and will subsequently provide Licensee with advisory feedback regarding such testing. Licensee acknowledges that the Pre-Certification and Certification submissions evaluate different aspects of the Software Title and therefore satisfactory feedback regarding Pre-Certification is not an indication that the Software Title will be approved following the Certification submission.

                  2.3.3 Certification. Licensee shall deliver to Microsoft Licensee's proposed final release version of the applicable Software Title that is complete and ready for manufacture and commercial distribution. Such version shall provide the final content rating certification (e.g. ESRB, ELSPA) with identified program errors corrected, and with any and all changes previously requested by Microsoft implemented. Microsoft shall conduct compliance, compatibility, functional and other testing consistent with the Xbox Guide
("Certification Testing") and shall subsequently provide Licensee with the results of such testing.

                  2.3.3.1 Certification for a Software Title may be granted based upon (1) successful completion of the Certification Testing; (2) conformance with the approved Concept as identified in the Concept Summary; (3) consistency with the goals and objectives of the Xbox console platform; and (4) compliance with other requirements as set forth in this Agreement.

                  2.3.3.2 Resubmissions. If warranted on the basis of its tests, Microsoft shall make reasonable efforts to provide Licensee with feedback regarding the Software Title and modifications that must be made prior to approval of the Certification submission. Provided that Licensee has made good faith efforts to address issues raised by Microsoft, Licensee shall be given the opportunity to resubmit Software Titles that fail the Certification approval process. In Microsoft's discretion, Licensee may be charged a reasonable fee designed to offset the costs associated with the testing of Software Titles upon resubmission. In the event of a second submission, Microsoft reserves the right to assign a new release date for the Software Title.

                  2.3.3.3 Licensee shall not distribute the Software Title, nor manufacture any FPU intended for distribution, unless and until Microsoft shall have given its approval of the Certification version of the Software Title and both parties have approved of the FPU as set forth in Section 5 of this Agreement.

                  2.3.4 Marketing Materials Approval. Licensee shall submit all Packaging Materials and Marketing Materials to Microsoft, and Licensee shall not distribute such Marketing Materials (as a component of the Software Title, Finished Product Unit or otherwise) unless and until Microsoft has approved them in writing. Prior to publication of any Marketing Materials, Licensee agrees to incorporate all changes relating to use of the Licensed Trademarks that Microsoft may reasonably request, and will use its commercially reasonable efforts to incorporate other changes reasonably suggested by Microsoft
(provided, however, that Licensee shall at all times comply with the requirements set forth in the Xbox Guide).

* Confidential portion omitted and filed separately with the Commission.

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         2.4 Other Approval Considerations.

                  2.4.1 Other Versions. The parties may mutually agree that Licensee submit versions of the Software Title at stages of development other than as identified above for review and feedback by Microsoft. Such review shall be within the discretion of Microsoft and may require the payment of processing fees by Licensee to offset the costs associated with the review of such Software Titles.

                  2.4.2 Content Rating. For those Territories that utilize a content rating system, Microsoft will not grant final Certification approval to a Software Title unless and until Licensee shall have obtained, at Licensee's sole cost, a rating not higher than "Mature (17+)" or its equivalent from the appropriate rating bodies for the applicable Territory (such as, ESRB, ELSPA, etc.) and/or any and all other independent content rating authority/authorities reasonably designated by Microsoft. Licensee shall make any changes to the Software Title required to obtain a rating not higher than "Mature (17+)" (or its equivalent). In no event shall Licensee distribute any Software Title under an "Adults Only" or higher (or equivalent) rating. Licensee shall include the applicable rating(s) prominently on Finished Product Units, in accordance with the applicable rating body guidelines. For those Territories that do not utilize a content rating system (e.g. Japan), Microsoft shall not approve any Software Title that, in its opinion, contains excessive sexual content or violence, inappropriate language or other elements deemed unsuitable for the Xbox console platform.

                  2.4.3 Demo Versions. Unless separately addressed in the Xbox Guide, all rights, obligations and approvals set forth in this Agreement as applying to Software Titles shall separately apply to its Demo Version. Demo Versions may not be distributed by Licensee until granted Certification approval by Microsoft.

                  2.4.4 Changes of Requirements by Microsoft. Licensee acknowledges that the Xbox Guide is an evolving document and subject to change during the Term of this Agreement. Notwithstanding the prospect of such change, Microsoft agrees that except in circumstances where (a) such change is deemed vitally important to the success of the Xbox platform (e.g. changes due to piracy, technical failure) or (b) such change will not add significant expense to the Software Title's development, then (i) after completion of the Pre-Certification by Microsoft, Licensee will not be obligated to comply, with respect to such Software Title only, with any subsequent changes made by Microsoft to the technical or content requirements for Software Titles in the Xbox Guide; and (ii) subject to the immediately preceding clause any changes made by Microsoft in Branding Specifications or other Marketing Materials requirements after final Certification of a Software Title by Microsoft will be effective as to such Software Title only on a "going forward" basis (i.e., only to such Marketing Materials and/or Finished Product Units as are manufactured after Microsoft notifies Licensee of the change).

                  2.4.4.1 Notwithstanding the foregoing (i) and (ii), Licensee shall comply with such changes to the Xbox Guide in the event Microsoft agrees to pay for Licensee's direct, out-of-pocket expenses necessarily incurred as a result of its retrospective compliance with the change.

                  2.4.5 Notwithstanding Microsoft's Certification of a Software Title, nothing herein shall be deemed to relieve Licensee of its obligation to correct material program bugs and errors in conformance with the Xbox Guide, whenever discovered (including without limitation after Commercial Release), and Licensee agrees to correct such material bugs and errors as soon as possible after discovery (provided that, with respect to bugs or errors discovered after Commercial Release of the applicable Software Title, Licensee will use commercially reasonable efforts to correct the bug/error in all Finished Product Units manufactured after discovery). Licensee shall perform its own testing of the Software Title and Finished Product Units and shall keep written or electronic records of such testing during the Term of this Agreement and for no less than two (2) years thereafter ("Test Records"). Upon Microsoft's request, Licensee shall provide Microsoft with copies of or reasonable access to inspect the Test Records, Finished Product Units and Software Title (either in pre-release or commercial release versions, as Microsoft may request).

                  2.4.6 Compliance With Xbox Guide. In the event that Microsoft determines, at any time prior to the Commercial Release of a Software Title, that such Software Title does not materially comply with the requirements set forth in the Xbox Guide, then Microsoft will have the right to terminate this Agreement (subject to any applicable cure provisions contained herein), without cost or penalty, upon written notice to Licensee solely with respect to such Software Title, in Microsoft's sole discretion and notwithstanding any prior approvals given by Microsoft pursuant to this Section.

3. GRANT OF DISTRIBUTION LICENSE, LIMITATIONS

         3.1 Distribution License.

* Confidential portion omitted and filed separately with the Commission.

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                  3.1.1 Upon  Certification  of the Software Title,  approval of the Marketing Materials and the FPU test version of the Software Title (as hereafter described) by Microsoft and subject to the terms and conditions contained within this Agreement and the XDK License, Microsoft grants Licensee a
non-exclusive,   non-transferable,   license  to  distribute   Software   Titles
containing Redistributable and Sample Code (as defined in the XDK License) and Security Technology (as hereafter defined) within the Territory in FPU form to third parties for distribution to end users and/or directly to end users.

                  3.1.2 The license to distribute the Software Product is personal to Licensee and except for transfers of FPU through normal channels of distribution (e.g. wholesalers, retailers) who will in turn transfer such product to end users, absent the written approval of Microsoft, Licensee may not sublicense or assign its rights under this license to other parties. For the avoidance of doubt, without the written approval of Microsoft, Licensee may not sublicense, transfer or assign its right to distribute Software Titles or FPU to another entity that will brand, co-brand or otherwise assume control over such products as a "publisher" as that concept is typically understood in the console game industry, except under the following conditions: (1) the Sub-publisher has signed a PLA and both Licensee and Sub-publisher are and remain at all times in good standing under each of their respective PLAs; (2) each Software Title over which Sub-publisher acquires publishing rights shall be deemed a "Software Title" for purposes of both Licensee's and Sub-publisher's PLAs, and Microsoft shall have full right and authority to enforce its rights with respect to the Software Title(s) against either or both Licensee and Sub-publisher; (3) Licensee shall be responsible for making applicable royalty payments for the FPUs for which it places manufacturing orders, and Sub-publisher shall be responsible for making royalty payments for the FPUs for which it places manufacturing orders; provided that Licensee shall be liable to Microsoft for any failure by Sub-publisher to make royalty payments or otherwise comply with the duties and obligations under the PLA; (4) the royalty table set forth in
Section 6.1 of the PLA shall apply to FPUs on an aggregate basis, regardless of whether Licensee or Sub-publisher is responsible for the manufacturing and royalty payments therefore, and Microsoft shall be entitled to share manufacturing information relating to the Software Title(s) among both Licensee and Sub-publisher in furtherance of this subsection (4); and (5) Microsoft's receipt, upon the earlier of (i) the effective date of the agreement between Licensee and Sub-publisher, or (ii) sixty (60) days prior to authorizing
Sub-publisher to manufacture any Software Title(s), of written notice of the sub-publishing relationship, which notice shall also include confirmation by Licensee that the foregoing conditions have been met, along with a summary of the scope and nature of the sub-publishing relationship with Sub-publisher including, without limitation, as between Licensee and Sub-publisher, which party will be responsible for Certification of the Software Title(s), a list of the Software Title(s) for which Sub-publisher has acquired publishing rights, the Territory(ies) for which such rights were granted, and the term of Licensee's agreement with Sub-publisher.

         3.2 EULA and End User Rights. As set forth in the Xbox Guide, Microsoft may require that Licensee distribute (directly or indirectly) the Software Title to end users subject to an end user license agreement ("EULA") in a form to be approved by Microsoft. Microsoft will have the right to modify its requirements for the EULA at any time, in its discretion and Licensee shall implement, at its sole cost, all such new requirements as soon as reasonably possible after receiving written notice from Microsoft of such required modifications. Licensee may only grant end users the right to make personal, non-commercial use of Software Titles. Provided that Microsoft has approved of private network play in the Concept Summary, Licensee may grant end users the right to use Software Titles over a private network utilizing a Microsoft licensed "System Link Cable" that connects multiple Xbox's provided that each end user is the lawful possessor of a lawfully made copy of the Software Title, the use is noncommercial in nature and otherwise complies with requirements found in the Xbox Guide.

         3.3 No Electronic Transmission; No Online Activities. As of the Effective Date, Microsoft is exploring several options for the use of Xbox for online gameplay. Until such time as Microsoft grants Licensee online rights by a separate license agreement, Licensee may not broadcast, transmit, allow users to access, or otherwise distribute Software Titles by any means of electronic transmission, including, but not limited to, online gameplay or multiplayer.

         3.4 No Distribution Outside the Territory. Licensee shall distribute Finished Product Units only in the Territory. Licensee shall not directly or indirectly export any Finished Product Units from the Territory nor shall Licensee knowingly permit or assist any third party in doing so, nor shall Licensee distribute Finished Product Units to any person or entity that it has reason to believe may re-distribute or sell such Finished Product Units outside the Territory.

         3.5 No Reproduction of Finished Product Units Except by Microsoft or Authorized Replicators. Licensee acknowledges that this Agreement does not grant Licensee the right to reproduce or otherwise manufacture Finished Product Units itself, or on its behalf, other than through Microsoft or an Authorized Replicator. Licensee must use Microsoft or an Authorized Replicator to produce Finished Product Units, pursuant to Section 5.

* Confidential portion omitted and filed separately with the Commission.

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         3.6 No Reverse Engineering.  Licensee may utilize and study the design, performance and operation of Xbox solely for the purposes of developing the Software Title. Notwithstanding the foregoing, Licensee shall not, directly or indirectly, reverse engineer or aid or assist in the reverse engineering of all or any part of Xbox except and only to the extent that such activity is expressly permitted by applicable law notwithstanding this limitation. In the event applicable law grants Licensee the right to reverse engineer the Xbox notwithstanding this limitation, Licensee shall provide Microsoft with written notice prior to such reverse engineering activity, information sufficient regarding Licensee's intended method of reverse engineering, its purpose and the legal authority for such activity and shall afford Microsoft a reasonable period of time before initiating such activity in order to evaluate the activity and/or
challenge  the  reverse   engineering   activity  with  the  appropriate   legal
authorities. Licensee shall refrain from such reverse engineering activity until such time as any legal challenge is resolved in Licensee's favor. Reverse engineering includes, without limitation, decompiling, disassembly, sniffing, peeling semiconductor components, or otherwise deriving source code. In addition
to  any  other  rights  and  remedies   that   Microsoft   may  have  under  the
circumstances, Licensee shall be required in all cases to pay royalties to Microsoft in accordance with Section 7 below with respect to any games or other products that are developed, marketed or distributed by Licensee, and derived in whole or in part from the reverse engineering of Xbox or any Microsoft data, code or other material.

         3.7 Reservation of Rights. Microsoft reserves all rights not explicitly granted herein.

         3.8 Ownership of the Software Titles. Except for the intellectual property supplied by Microsoft to Licensee (including without limitation the licenses in the Licensed Trademarks hereunder and the licenses in certain software and hardware granted by an XDK License), ownership of which is retained by Microsoft, insofar as Microsoft is concerned, Licensee will own all rights in and to the Software Titles.

         3.9 Use of Identified Software. Licensee's rights set forth in this Agreement are conditioned upon Licensee (a) not incorporating Identified Software (as defined below) into or combining Identified Software with the Software Title; (b) not distributing Identified Software in conjunction with the Software Title; and (c) not using Identified Software in the development of the Software Title. "Identified Software" means software which is licensed pursuant to terms that (i) create, or purport to create, obligations for Microsoft with respect to the Software Title or (ii) grant, or purport to grant, to any third party any rights or immunities under Microsoft's intellectual property or proprietary rights in the Software Title. Identified Software includes, without limitation, any software that requires as a condition of use, modification and/or distribution of such software that other software incorporated into, derived from or distributed with such software be (a) disclosed or distributed in source code form; (b) be licensed for the purpose of making derivative works; or (c) be redistributable at no charge.

4. RIGHTS AND RESTRICTIONS

         4.1 Trademarks.

                  4.1.1 License. In each Software Title, FPU and Marketing Materials, Licensee shall incorporate the Licensed Trademarks and include credit and acknowledgement to Microsoft as set forth in the Xbox Guide. Microsoft grants to Licensee a non-exclusive, non-transferable, personal license to use the Licensed Trademarks on Software Title(s), FPU, and Marketing Materials according to the Xbox Guide and other conditions herein, and solely in connection with marketing, sale, and distribution in the Territory.

                  4.1.2 Limitations. Licensee is granted no right, and shall not purport, to permit any third party to use the Licensed Trademarks in any manner without Microsoft's prior written consent. Licensee's license to use Licensed Trademarks in connection with the Software Title and Finished Product Units shall not extend to the merchandising or sale of related or promotional products under the Licensed Trademarks.

                  4.1.3 Branding Specifications. Licensee's use of the Licensed Trademarks (including without limitation in Finished Product Units and Marketing Materials) shall comply with the Branding Specifications set forth in the Xbox Guide. Licensee shall not use Licensed Trademarks in association with any third party trademarks in a manner that might suggest co-branding or otherwise create potential confusion as to source or sponsorship of the Software Title or Finished Product Units or ownership of the Licensed Trademarks. Upon notice or other discovery of any non-conformance with the requirements or prohibitions of this section, Licensee shall promptly remedy such non-conformance and notify Microsoft of the non-conformance and remedial steps taken.

                  4.1.4 Protection of Licensed Trademarks. Licensee shall cooperate and assist Microsoft, at Microsoft's reasonable expense in protecting and maintaining Microsoft's rights in the Licensed Trademarks, including preparation and execution of documents necessary to register the Licensed Trademarks or record this Agreement, and giving

* Confidential portion omitted and filed separately with the Commission.

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                                                                    CONFIDENTIAL

immediate notice to Microsoft of potential infringement of the Licensed Trademarks. Microsoft shall have the sole right to and in its sole discretion may, commence, prosecute or defend, and control any action concerning the Licensed Trademarks. Licensee shall not during the Term of this Agreement contest the validity of, by act or omission jeopardize, or take any action inconsistent with, Microsoft's rights or goodwill in the Licensed Trademarks in any country, including attempted registration of any Licensed Trademark, or use or attempted registration of any mark confusingly similar thereto.

                  4.1.5 Ownership. Licensee acknowledges Microsoft's ownership of all Licensed Trademarks, and all goodwill associated with the Licensed Trademarks. Use of the Licensed Trademarks shall not create any right, title or interest therein in Licensee's favor. Licensee's use of the Licensed Trademarks shall inure solely to the benefit of Microsoft.

                  4.1.6 No Bundling with Unapproved Peripherals, Products or Software. Licensee shall not market or distribute FPU bundled with any product or service, nor shall Licensee knowingly permit or assist any third party in such bundling, without Microsoft's prior written consent. Notwithstanding the foregoing, Licensee may market or distribute a) FPU bundled with a Software Title(s) that has been previously certified for distribution by Microsoft; or b) FPU bundled with a peripheral product (e.g. game pads) that has been previously licensed as an "Xbox Licensed Peripheral" by Microsoft, without obtaining the written permission of Microsoft.

5. MANUFACTURING

         5.1 Approved Replicators. Licensee shall retain only an Authorized Replicator(s) to manufacture all Finished Product Units.

         5.2 Terms of Use of Authorized Replicator. Licensee will notify Microsoft in writing of the identity of the applicable Authorized Replicator and unless Microsoft agrees otherwise, the agreement for such manufacturing/replication services shall be as negotiated by Licensee and the applicable Authorized Replicator, subject to the following requirements:

                  (a) Microsoft, and not Licensee, will provide to the single applicable Authorized Replicator the final release version of the Software Title and all specifications required by Microsoft for the manufacture of the Finished Product Units including, without limitation, the Security Technology (as defined in Section 5.4 below); Licensee will be responsible for preparing and delivering to the Authorized Replicator all other items required for manufacturing Finished Product Units including Packaging Materials associated with the Finished Product Units;

                  (b) Licensee shall cause the  Authorized  Replicator to create several test versions of FPU ("Verification Version(s)") that shall be provided to both Microsoft and Licensee for evaluation. Prior to full manufacture of FPU by the Authorized Replicator, both parties shall have approved of the Verification Version. Microsoft's approval shall be a condition precedent to manufacture, however Licensee shall grant the final approval and shall work directly with the Authorized Replicator regarding the production run. Licensee agrees that all Finished Product Units must be replicated in conformity with all of the quality standards and manufacturing specifications, policies and procedures that Microsoft requires of its Authorized Replicators, and that all so-called "adders" must be approved by Microsoft prior to packaging (in accordance with Section 2.3.4 above);

                  (c) Throughout the manufacturing process and upon the request of Microsoft, Licensee shall cause the Authorized Replicator to provide additional Verification Versions of the FPU for evaluation by Microsoft;

                  (d) Licensee is required to use an Authorized Replicator for manufacture of FPU but may, solely with respect to Finished Product Units manufactured for publication in the Territory comprising Europe, utilize a different process or company for the combination of FPU with Packaging Materials provided that such packaging process incorporates the BTS and otherwise complies with the Xbox Guide. Licensee shall notify Microsoft regarding its use of such process or company so that the parties may properly coordinate their activities and approvals. To the extent that Microsoft is unable to accommodate such processes or company, Licensee shall modify its operations to comply with Microsoft's requirements;

                  (e) As soon as possible following its request, Licensee shall provide Microsoft with up to fifty (50) Finished Product Units and accompanying Marketing Materials at Licensee's cost. Such units may be used in marketing, as product samples and for archival purposes;

                  (f) The initial manufacturing order for Finished Product Units of each Software Title may not be less than a number specified by Microsoft in the Xbox Guide; although such number may change from time to time during the Term of this Agreement, initially it will be [*];

* Confidential portion omitted and filed separately with the Commission.

                                                                    CONFIDENTIAL

                  (g) For purposes of assisting in the scheduling of manufacturing resources, monthly, or as otherwise requested by Microsoft in its reasonable discretion, Licensee shall provided Microsoft with monthly sales forecasts showing sales projections twelve to eighteen months out for FPU;

                  (h) Microsoft shall have no responsibility for ensuring that Finished Product Units are free of all defects;

                  (i) Licensee will use commercially reasonable efforts to cause the Authorized Replicator to deliver to Microsoft true and accurate monthly statements of Finished Product Units manufactured in each calendar month, on a Software Title-by-Software Title basis and in sufficient detail to satisfy Microsoft, within fifteen (15) days after the end of the applicable month, and Microsoft will have reasonable audit rights to examine the records of the Authorized Replicator regarding the number of Finished Product Units manufactured;

                  (j) Subject to the approval of Licensee that shall not be unreasonably withheld, Microsoft shall have the right to have included in the packaging of Finished Product Units such promotional materials for Xbox and/or other Xbox products or services as Microsoft may determine in its reasonable discretion. Microsoft will be responsible for delivering to the Authorized Replicator all such promotional materials as it desires to include with Finished Product Units, and any incremental insertion costs relating to such marketing materials will be borne by Microsoft;

                  (k) Microsoft does not guarantee any level of performance by the Authorized Replicators, and Microsoft will have no liability to Licensee for any Authorized Replicator's failure to perform its obligations under any applicable agreement between Microsoft and such Authorized Replicator and/or between Licensee and such Authorized Replicator;

                  (l) Prior to placing an order with a replicator/manufacturer for Finished Product Units, Licensee shall confirm with Microsoft that such entity is an Authorized Replicator; Microsoft will endeavor to keep an up-to-date list of Authorized Replicators in the Xbox Guide. Licensee will not place any order for Finished Product Units with any entity that is not at such time an Authorized Replicator;

                  (m) Licensee acknowledges that Microsoft may charge the Authorized Replicator fees for rights, services or products associated with the manufacture of FPU and that the agreement with the Authorized Replicator grants Microsoft the right to instruct the Authorized Replicator to cease the manufacture of FPU and/or prohibit the release of FPU to Licensee or its agents in the event Licensee is in breach of this Agreement or any credit agreement (the "Credit Agreement") entered into by Licensee and Microsoft.

         5.3 Approval of New Authorized Replicator. If Licensee requests that Microsoft certify and approve a third party replicator that is not then an
Authorized Replicator, Microsoft will consider such request in good faith. Licensee acknowledges and agrees that Microsoft may condition certification and approval of such third party on the execution of an agreement in a form satisfactory to Microsoft pursuant to which such third party agrees to strict quality standards, non-disclosure requirements, license fees for use of Microsoft intellectual property and trade secrets, and procedures to protect Microsoft's intellectual property and trade secrets. Notwithstanding anything contained herein, Licensee acknowledges that Microsoft is not required to certify, maintain the certification or approve any particular third party as an Authorized Replicator, and that the certification and approval process may be time-consuming.

         5.4 Security. Microsoft will have the right to add to the final release version of the Software Title delivered by Licensee to Microsoft, and to all Finished Product Units, such digital signature technology and other security technology and copyright management information (collectively, "Security Technology") as Microsoft may determine to be necessary, and/or Microsoft may modify the signature included in any Security Technology included in the Software Title by Licensee at Microsoft's discretion. Additionally, Microsoft may add Security Technology that prohibits the play of Software Titles on Xbox units manufactured in a region or country different from the location of manufacture of the respective Finished Product Units.

* Confidential portion omitted and filed separately with the Commission.

                                                                    CONFIDENTIAL

6. MARKETING, SALES AND SUPPORT

         6.1 Licensee Responsible. As between Microsoft and Licensee, Licensee shall be solely responsible for marketing and sales of the Software Title, and for providing technical and all other support to the end users of the Finished Product Units. Licensee will provide all end users of Software Titles contact information (including without limitation Licensee's street address and telephone number, and the applicable individual/group responsible for customer support). Such end user support will be consistent with the then-applicable console game industry standards and guidelines set forth in the Xbox Guide. Licensee acknowledges and agrees that Microsoft will have no support responsibilities whatsoever to end users of the Software Title or with respect to Finished Product Units.

         6.2 Warranty. Licensee shall provide the original end user of any Finished Product Unit a minimum ninety (90) day limited warranty that the Finished Product Unit will perform in accordance with its user documentation or Licensee will refund the purchase price or provide a replacement Finished
Product Unit at no charge. Licensee may offer additional warranty coverage consistent with the traditions and practices of console publishers within the Territory or as otherwise required by local law.

         6.3 Recall. Notwithstanding anything to the contrary contained in this Agreement, in the event of a material defect in a Software Title and/or any Finished Product Units, which defect in the reasonable judgment of Microsoft would significantly impair the ability of an end user to play such Software Title or Finished Product Unit or would adversely affect the gameplay of the Xbox, Microsoft may require Licensee to recall Finished Product Units and undertake prompt repair or replacement of such Software Title and/or Finished Product Units.

         6.4 Software Title License. The parties shall mutually agree to a pre-approval process pursuant to which Licensee shall grant Microsoft a fully-paid, royalty-free, non-exclusive license (i) to publicly perform the Software Titles at conventions, events, trade shows, press briefings, and the like; (ii) to use the title of the Software Title, and screen shots from the Software Title, in advertising and promotional material relating to Xbox and related Microsoft products and services, as Microsoft may reasonably deem appropriate; and (iii) distribute Demo Versions with the official Xbox magazine or other marketing opportunities. Nothing herein shall be deemed to require Microsoft to obtain approval for uses of Licensee Software Titles when such uses are "referential" or "fair use" as determined by applicable law.

7. PAYMENTS

         7.1 Royalties. Licensee shall pay Microsoft nonrefundable royalties, on a Software Title-by-Software Title basis, for each Finished Product Unit manufactured during the term, in accordance with the following table:

                                  [*]    [*]

                                  [*]    [*]

                                  [*]    [*]

                                  [*]    [*]

                                  [*]    [*]

                                  [*]    [*]

Notwithstanding the foregoing, no royalties will be payable hereunder with respect to any Demo Versions.

         7.2 Royalty Payments. Licensee shall have the option of paying the above royalties in US Dollars, Japanese Yen or Euros, according to the terms of this Section. By designating the appropriate box below, Licensee may choose to pay royalties on either a "Worldwide" or "Regional" basis. Such designation shall be binding throughout the Term of this

* Confidential portion omitted and filed separately with the Commission.

                                                                    CONFIDENTIAL

Agreement for all of Licensee's Software Titles. If Licensee elects to pay on a Worldwide basis, it shall pay royalties in US Dollars regardless of where the Finished Product Units are distributed or manufactured. If Licensee elects to pay on a Regional basis, it shall pay royalties in US Dollars, Japanese Yen or Euros in accordance with the table set forth in Section 7.1 but subject to the rest of this Section 7.2.

                  7.2.1 If the Authorized Replicator manufacturing the Finished Product Units is located in Japan, Singapore, Malaysia or Taiwan, Licensee shall pay its royalty denominated in Japanese Yen for such Finished Product Units.

                  7.2.2 If the Authorized Replicator manufacturing the Finished Product Units is located within Europe, Licensee shall pay its royalty denominated in Euros for such Finished Product Units.

                  7.2.3 If the Authorized Replicator manufacturing the Finished Product Units is located in any other country or region of the world, Licensee shall pay its royalty denominated in US Dollars for such Finished Product Units.

                  7.2.4 Notwithstanding the foregoing, in the event the conversion ratio for either Yen or Euros to Dollars, as described by the Reuters news service as set forth on "Reuters.com" (as of 4:00 p.m. London, England time), falls outside the foreign exchange trading range as set forth in the chart below, for a period of time greater than thirty (30) consecutive days, Microsoft may then readjust the royalty amounts set forth in Section 7.1 for that currency. Such readjustments shall be made in Microsoft's good faith discretion according to its normal practices.

                                       [*]
                                 [*]           [*]
                      [*]        [*]           [*]
                      [*]        [*]           [*]

                             Worldwide _____________ (initials)

                             Regional  _____________ (initials)

                          Choose only one of the above

         7.3 Payment Process. Licensee shall be required to pre-pay all royalties owed to Microsoft for the planned manufacture of Finished Product Units by its Authorized Replicator. Licensee shall not authorize its Authorized Replicators to begin production until such time as Microsoft has verified with the Authorized Replicator and Licensee that such funds have been received and deposited. Depending upon Licensee's credit worthiness, Microsoft may, but shall not be obligated to, offer Licensee net thirty (30) credit terms for the payment of royalties due under this Agreement. All payments shall be made by wire transfer only, in accordance with the payment instructions set forth in the Xbox Guide.

                  7.3.1  Billing   Address.   Licensee's   billing  address  (or
Territory-specific addresses, as the case may be) is as follows:

Territory comprising United States:

Name:             The 3DO Company
Address:          200 Cardinal Way
                  Redwood City, CA  94063

Attention:        John Kemmerer
Email address:    john.kemmerer@3do.com
Fax:              650 385 3182
Phone:            650 385 2459

Territory comprising Europe (if different):

Name:             ______________________

* Confidential portion omitted and filed separately with the Commission.

                                                                    CONFIDENTIAL

Address:          ______________________
                  ______________________
                  ______________________

Attention:        _______________________
Email address:    _______________________
Fax:              _______________________
Phone:            _______________________

Territory comprising Japan (if different):

Name:             ______________________
Address:          ______________________
                  ______________________
                  ______________________

Attention:        _______________________
Email address:    _______________________
Fax:              _______________________
Phone:            _______________________

         7.4 Audit. During the Term of this Agreement and for three years thereafter Licensee shall keep all usual and proper records related to its performance (and any Authorized Replicators/subcontractor's performance) under this Agreement, including but not limited to audited financial statements and support for all transactions related to the ordering, production, inventory, distribution and billing/invoicing information. Such records, books of account, and entries shall be kept in accordance with generally accepted accounting principles. Microsoft may audit and/or inspect the Licensee's records and facilities in order to verify Licensee's compliance with the terms of this Agreement. Microsoft reserves the right, upon twenty-four (24) hours' notice, to audit Licensee's records and consult with Licensee's accountants for the purpose of verifying Licensee's compliance with the terms of this Agreement and for a period of two (2) years thereafter. Any such audit shall be made by Microsoft's internal audit team or any Microsoft designee, and shall be conducted during regular business hours at the Licensee's (or any applicable Authorized Replicator's/subcontractor's) offices with notice. Any such audit shall be paid for by Microsoft unless material discrepancies are disclosed. "Material" shall mean the lesser of [*] or [*] percent [*] of the royalties due to Microsoft within the audit period. If material discrepancies are disclosed, Licensee agrees to pay Microsoft for the reasonable costs associated with the audit, as well as reimburse Microsoft for all under-reported amounts, plus interest at a rate of [*] per annum.

         7.5 Taxes.

                  7.5.1 The royalties to be paid by Licensee to Microsoft herein do not include any foreign, U.S. federal, state, local, municipal or other governmental taxes, customs and other duties, levies, fees, excises or tariffs, arising as a result of or in connection with the transactions contemplated under this Agreement including, without limitation, any state or local sales or use taxes or consumption tax or any value added tax or business transfer tax now or hereafter imposed on the provision of goods and services to Licensee by Microsoft under this Agreement, regardless of whether the same are separately stated by Microsoft (all such taxes and other charges being referred to herein as "Taxes"). All Taxes (and any penalties, interest, or other additions to any Taxes), with the exception of taxes imposed on Microsoft's net income or with respect to Microsoft's property ownership, shall be the financial responsibility of Licensee. Licensee agrees to indemnify, defend and hold Microsoft harmless from any such Taxes or claims, causes of action, costs (including, without limitation, reasonable attorneys' fees) and any other liabilities of any nature whatsoever related to such Taxes.

                  7.5.2 Licensee will pay all applicable value added, sales and use taxes and other taxes levied on it by a duly constituted and authorized taxing authority payments made to Microsoft by Licensee under this Agreement or any transaction related thereto in each country in which the services and/or property are being provided or in which the transactions contemplated hereunder are otherwise subject to tax, regardless of the method of delivery. Any taxes that are owed by Licensee, (i) as a result of entering into this Agreement and the payment of the fees hereunder, (ii) are required or permitted to be collected from Licensee by Microsoft under applicable law, and (iii) are based upon the amounts payable under this Agreement (such taxes described in (i), (ii), and (iii) above the "Collected Taxes"), shall be remitted by Licensee to Microsoft, whereupon, upon request, Microsoft shall provide to Licensee tax receipts or other evidence indicating that such Collected Taxes have been collected by Microsoft and remitted to the appropriate taxing authority. Licensee may provide to

* Confidential portion omitted and filed separately with the Commission.

                                                                    CONFIDENTIAL

Microsoft an exemption certificate acceptable to Microsoft and to the relevant taxing authority (including without limitation a resale certificate) in which case, after the date upon which such certificate is received in proper form, Microsoft shall not collect the taxes covered by such certificate.

                  7.5.3 If, after a determination by foreign tax authorities, any taxes are required to be withheld, on payments made by Licensee to Microsoft, Licensee may deduct such taxes from the amount owed Microsoft and pay them to the appropriate taxing authority; provided however, that Licensee shall promptly secure and deliver to Microsoft an official receipt for any such taxes withheld or other documents necessary to enable Microsoft to claim a U.S.
Foreign Tax Credit. Licensee will make certain that any taxes withheld are minimized to the extent possible under applicable law.

                  7.5.4 This Section 7.5 shall govern the treatment of all taxes arising as a result of or in connection with this Agreement notwithstanding any other section of this Agreement.

8. NON-DISCLOSURE; ANNOUNCEMENTS

         8.1 Non-Disclosure Agreement. The information, materials and software exchanged by the parties hereunder or under an XDK License, including the terms and conditions hereof and of the XDK License, shall be subject to the Non-Disclosure Agreement dated March 20, 2002 (the "Non-Disclosure Agreement") between the parties, which is incorporated herein by reference; provided, however, that for purposes of the foregoing Section 2(a)(i) of the Non-Disclosure Agreement shall hereinafter read, "[The Receiving Party shall;
(i)] Refrain from disclosing Confidential Information of the Disclosing Party to any third parties for as long as such remains undisclosed under 1(b) above except as expressly provided in Sections 2(b) and 2(c) of this [Non-Disclosure] Agreement." In this way, all Confidential Information provided hereunder or by way of the XDK License in whatever form (e.g. information, materials, tools and/or software exchanged by the parties hereunder or under an XDK License), including the terms and conditions hereof and of the XDK License, unless otherwise specifically stated, shall be protected from disclosure for as long as it remains Confidential.

         8.2 Public Announcements. The parties contemplate that they will coordinate the issuance of initial press releases, or a joint press release, announcing the relationship established by the execution of this Agreement. However, neither party shall issue any such press release or make any such public announcement(s) without the express prior consent of the other party, which consent will not be unreasonably withheld or delayed. Furthermore, the parties agree to use their commercially reasonable efforts to coordinate in the same manner any subsequent press releases and public announcements relating to their relationship hereunder prior to the issuance of the same. Nothing contained in this Section 8.2 will relieve Licensee of any other obligations it may have under this Agreement, including without limitation its obligations to seek and obtain Microsoft approval of the Marketing Materials.

         8.3 Required Public Filings. Notwithstanding Sections 8.1 and 8.2, the parties acknowledge that this Agreement, or portions thereof, may be required under applicable law to be disclosed, as part of or an exhibit to a party's required public disclosure documents. If either party is advised by its legal counsel that such disclosure is required, it will notify the other in writing and the parties will jointly seek confidential treatment of this Agreement to the maximum extent reasonably possible, in documents approved by both parties and filed with the applicable governmental or regulatory authorities.

9. TERM AND TERMINATION

         9.1 Term. The Term of this Agreement shall commence on the Effective Date and unless terminated earlier as provided herein, shall continue until [*].

         9.2 Termination for Breach. In the event either party shall materially fail to perform or comply with this Agreement or any provision thereof, and fail to remedy the default within fifteen (15) days after the receipt of notice to that effect, then the other party shall have the right, at its sole option and upon written notice to the defaulting party, to terminate this Agreement upon written notice. Any notice of default hereunder shall be prominently labeled "NOTICE OF DEFAULT"; provided, however, that if the default is of Sections 3, 4, 7.1, 7.2 or 7.3 above, the Non-Disclosure Agreement, or an XDK License, then the non-defaulting party may terminate this Agreement immediately upon written notice, without being obligated to provide a fifteen (15) day cure period. The rights and remedies provided in this Section shall not be exclusive and are in addition to any other rights and remedies provided by law or this Agreement. If the uncured default is related to a particular Software Title, then the party not in default will have the right, in its discretion, to terminate this Agreement in its entirety or with respect to the applicable Software Title.

* Confidential portion omitted and filed separately with the Commission.

                                                                    CONFIDENTIAL

         9.3 Effect of Termination; Sell-off Rights. Upon termination or expiration of this Agreement, Licensee shall have no further right to exercise the rights licensed hereunder or within the XDK License and shall promptly cease all manufacturing of FPU through its Authorized Replicators and, other than as provided below, cease use of the Licensed Trademarks. Licensee shall have a period of [*] following expiration of this Agreement, or termination for a reason other than Licensee's breach, to sell-off its inventory of Finished Product Units existing as of the date of termination or expiration, after which sell-off period Licensee shall immediately return all FPU to an Authorized Replicator for destruction. Licensee shall cause the Authorized Replicator to destroy all FPU and issue a Certificate of Destruction to Microsoft. All of Licensee's obligations under this Agreement shall continue to apply during such six-month sell-off period. If this Agreement is terminated due to Licensee's breach, Licensee shall immediately destroy all Finished Product Units not yet distributed to Licensee's distributors, dealers and/or end users and shall require all those distributing the FPU over which it has control to cease distribution. If requested by Microsoft in writing, Licensee will deliver to Microsoft the written certification by an officer of Licensee confirming the destruction of Finished Product Units required hereunder.

         9.4 Survival. The following provisions shall survive expiration or termination of this Agreement: 1, 3.6, 6.1, 6.2, 6.3, 7, 9.3, 9.4, 10, 11 and
13.

10. WARRANTIES

         10.1 Licensee. Licensee warrants and represents that:

                  10.1.1 It has the full power to enter into this Agreement;

                  10.1.2 It has not previously and will not grant any rights to any third party that are inconsistent with the rights granted to Microsoft herein; and

                  10.1.3 The Software Title, Finished Product Units, Marketing Materials (excluding those portions that consist of the Licensed Trademarks, Security Technology and redistributable components of the so-called "XDK" in the form as delivered to Licensee by Microsoft pursuant to an XDK License) do not and will not infringe upon or misappropriate any third party trade secrets, copyrights, trademarks, patents, publicity, privacy or other proprietary rights.

                  10.1.4 Licensee warrants that it shall maintain sufficient insurance coverage to enable it to meet its obligations created by this Agreement and by law. During the Term of this Agreement, and unless the parties mutually agree otherwise, Licensee agrees to maintain no less insurance coverage than Licensee's insurance coverage as of the Effective Date of this Agreement.

                  10.1.5 It shall not (a) incorporate Identified Software (as defined in 3.9) into or combine Identified Software with the Software Title; (b) distribute Identified Software in conjunction with the Software Title; and (c) use Identified Software in the development of the Software Title.

         10.2 Microsoft. Microsoft warrants and represents that:

                  10.2.1 It has the full power to enter into this Agreement; and

                  10.2.2 It has not previously and will not grant any rights to any third party that are inconsistent with the rights granted to Licensee herein.

         10.3 DISCLAIMER. EXCEPT AS EXPRESSLY STATED IN THIS SECTION 10, MICROSOFT PROVIDES ALL MATERIALS (INCLUDING WITHOUT LIMITATION THE SECURITY TECHNOLOGY) AND SERVICES HEREUNDER ON AN "AS IS" BASIS, AND MICROSOFT DISCLAIMS ALL OTHER WARRANTIES UNDER THE APPLICABLE LAWS OF ANY COUNTRY, EXPRESS OR IMPLIED, REGARDING THE MATERIALS AND SERVICES IT PROVIDES HEREUNDER, INCLUDING ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, OR WARRANTY OF FREEDOM FROM COMPUTER VIRUSES. WITHOUT LIMITATION, MICROSOFT PROVIDES NO WARRANTY OF NON-INFRINGEMENT.

         10.4 EXCLUSION OF INCIDENTAL, CONSEQUENTIAL AND CERTAIN OTHER DAMAGES. TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, IN NO EVENT SHALL MICROSOFT, ITS AFFILIATES, LICENSORS OR ITS SUPPLIERS BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE OR

* Confidential portion omitted and filed separately with the Commission.

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                                                                    CONFIDENTIAL

CONSEQUENTIAL DAMAGES OF ANY KIND OR NATURE WHATSOEVER, RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING WITHOUT LIMITATION, LOST PROFITS OR LOST GOODWILL AND WHETHER BASED ON BREACH OF ANY EXPRESS OR IMPLIED WARRANTY, BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE) OR STRICT LIABILITY, REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE OR IF SUCH DAMAGE COULD HAVE BEEN REASONABLY FORESEEN.

         10.5 LIMITATION OF LIABILITY. THE MAXIMUM LIABILTY OF MICROSOFT TO LICENSEE OR ANY THIRD PARTY ARISING OUT OF THIS AGREEMENT SHALL BE THE LESSER OF TOTAL THE AMOUNTS RECEIVED BY MICROSOFT HEREUNDER OR FIVE MILLION DOLLARS ($5,000,000). FURTHERMORE, UNDER NO CIRCUMSTANCES SHALL MICROSOFT BE LIABLE TO LICENSEE FOR ANY DAMAGES WHATSOEVER WITH RESPECT TO ANY CLAIMS RELATING TO THE SECURITY TECHNOLOGY AND/OR ITS AFFECT ON ANY SOFTWARE TITLE.

11. INDEMNITY

         11.1 Indemnification. A claim for which indemnity may be sought hereunder shall be referred to as a "Claim."

                  11.1.1 Mutual Indemnification. Subject to Sections 10.3, 10.4 and 10.5, each party hereby agrees to indemnify, defend, and hold the other party harmless from any and all claims, demands, costs, liabilities, losses, expenses and damages (including reasonable attorneys' fees, costs, and expert witnesses' fees) arising out of or in connection with any claim that, taking the claimant's allegations to be true, would result in a breach by the indemnifying party of any of its warranties and covenants set forth in Section 10.

                  11.1.2 Additional Licensee Indemnification Obligation. Licensee further agrees to indemnify, defend, and hold Microsoft harmless from any and all claims, demands, costs, liabilities, losses, expenses and damages (including reasonable attorneys' fees, costs, and expert witnesses' fees) arising out of or in connection with any claim regarding any Software Title or Finished Product Unit, including without limitation any claim relating to quality, performance, safety or conformance with the software title approval process, or arising out of Licensee's use of the Licensed Trademarks in breach of this Agreement.

         11.2 Notice and Assistance. The indemnified party shall: (i) provide the indemnifying party reasonably prompt notice in writing of any Claim and permit the indemnifying party to answer and defend such Claim through counsel chosen and paid by the indemnifying party; and (ii) provide information, assistance and authority to help the indemnifying party defend such Claim. The indemnified party may participate in the defense of any Claim at its own expense. The indemnifying party will not be responsible for any settlement made by the indemnified party without the indemnifying party's written permission, which will not be unreasonably withheld or delayed. In the event the indemnifying party and the indemnified party agree to settle a Claim, the indemnified party agrees not to publicize the settlement without first obtaining the indemnifying party's written permission.

12. PROTECTION OF PROPRIETARY RIGHTS

         12.1 Microsoft Intellectual Property. In the event Licensee learns of any infringement or imitation of the Licensed Trademarks, the Software Title or the Finished Product Units, or the proprietary rights in or related to any of them, it will promptly notify Microsoft thereof. Microsoft may take such action as it deems advisable for the protection of its rights in and to such proprietary rights, and Licensee shall, if requested by Microsoft, cooperate in all reasonable respects therein at Microsoft's expense. In no event, however, shall Microsoft be required to take any action if it deems it inadvisable to do so. Microsoft will have the right to retain all proceeds it may derive from any recovery in connection with such actions.

         12.2 Licensee Intellectual Property. Licensee, without the express written permission of Microsoft, may bring any action or proceeding relating to this infringement or potential infringement, to the extent such infringement involves any proprietary rights of Licensee (provided that Licensee will not have the right to bring any such action or proceeding involving Microsoft's intellectual property). Licensee shall make reasonable efforts to inform Microsoft regarding such actions in a timely manner. Licensee will have the right to retain all proceeds it may derive from any recovery in connection with such actions.

* Confidential portion omitted and filed separately with the Commission.

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                                                                    CONFIDENTIAL

         12.3 Joint Actions. Licensee and Microsoft may agree to jointly pursue cases of infringement involving the Software Titles (since such products will contain intellectual property owned by each of them). Unless the parties otherwise agree, or unless the recovery is expressly allocated between them by the court (in which case the terms of Sections 12.1 and 12.2 will apply), in the event Licensee and Microsoft jointly prosecute an infringement lawsuit under this provision, any recovery shall be used first to reimburse Licensee and Microsoft for their respective reasonable attorneys' fees and expenses, pro rata, and any remaining recovery shall also be given to Licensee and Microsoft pro rata based upon the fees and expenses incurred in bringing such action.

13. GENERAL

         13.1 Governing Law; Venue; Attorneys Fees. This Agreement shall be construed and controlled by the laws of the State of Washington, U.S.A., and Licensee consents to exclusive jurisdiction and venue in the federal courts sitting in King County, Washington, U.S.A., unless no federal jurisdiction exists, in which case Licensee consents to exclusive jurisdiction and venue in the Superior Court of King County, Washington, U.S.A. Licensee waives all defenses of lack of personal jurisdiction and forum non conveniens. Process may be served on either party in the manner authorized by applicable law or court rule. If either party employs attorneys to enforce any rights arising out of or relating to this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees, costs and other expenses. This choice of jurisdiction provision does not prevent either Licensee or Microsoft from seeking injunctive relief with respect to a violation of intellectual property rights or confidentiality obligations in any appropriate jurisdiction.

         13.2 Notices; Requests. All notices and requests in connection with this Agreement shall be deemed given on the third day after they are deposited in the U.S. mails, postage prepaid, certified or registered, return receipt requested; or the day after they are sent by overnight courier, charges prepaid, with a confirming fax; and addressed as follows:

Licensee:         The 3DO Company
                  200 Cardinal Way
                  Redwood City, CA  94063

Attention:        James Alan Cook

Fax:              650 385 3182
Phone:            650 385 2770
Email:            jamie.cook@3do.com

Microsoft:  MICROSOFT LICENSING INC.

       _____________________________

       _____________________________

Attention: _________________________

with a cc to:     MICROSOFT CORPORATION
                  One Microsoft Way
                  Redmond, WA  98052-6399

Attention:        Law & Corporate Affairs Department
                  Product Development & Marketing
                  Fax: (425) 706-7329

or to such other address as the party to receive the notice or request so designates by written notice to the other.

         13.3 Assignment. Licensee may not assign this Agreement or any portion thereof, to any third party unless Microsoft expressly consents to such assignment in writing. Microsoft will have the right to assign this Agreement and/or any portion thereof as Microsoft may deem appropriate and/or authorize its affiliates or partners to perform this Agreement in whole or part on its behalf. For the purposes of this Agreement, a merger, consolidation, or other corporate reorganization, or a transfer or sale of a controlling interest in a party's stock, or of all or substantially all of its assets shall be deemed to be an assignment. This Agreement will inure to the benefit of and be binding upon the parties, their successors, administrators, heirs, and permitted assigns.

* Confidential portion omitted and filed separately with the Commission.

                                                                    CONFIDENTIAL

         13.4 No Partnership. Microsoft and Licensee are entering into a license pursuant to this Agreement and nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, or a joint venture between the parties.

         13.5 Severability. In the event that any provision of this Agreement is found invalid or unenforceable pursuant to judicial decree or decision, the remainder of this Agreement shall remain valid and enforceable according to its terms. The parties intend that the provisions of this Agreement be enforced to the fullest extent permitted by applicable law. Accordingly, the parties agree that if any provisions are deemed not enforceable, they shall be deemed modified to the extent necessary to make them enforceable in a manner consistent with the stated intentions of the parties (if and to the extent possible).

         13.6 Injunctive Relief. The parties agree that Licensee's threatened or actual unauthorized use of the Licensed Trademarks whether in whole or in part, may result in immediate and irreparable damage to Microsoft for which there is no adequate remedy at law, and that either party's threatened or actual breach of the confidentiality provisions may cause like damage to the non-breaching party, and in such event the non-breaching party shall be entitled to appropriate injunctive relief, without the necessity of posting bond or other security.

         13.7 Entire Agreement; Modification; No Offer. The parties hereto agree that this Agreement (including the Concept Summary, the Non-Disclosure
Agreement, the Xbox Guide, and other incorporated documents) constitute the entire agreement between the parties with respect to the subject matter hereof and merges all prior and contemporaneous communications. It shall not be modified except by a written agreement dated subsequent hereto signed on behalf of Licensee and Microsoft by their duly authorized representatives. Neither this Agreement nor any written or oral statements related hereto constitute an offer, and this Agreement shall not be legally binding until executed by both parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the Effective Date on the dates indicated below.


MICROSOFT LICENSING, INC.                   THE 3DO COMPANY

/s/ Sharon Cochran                           /s/ James Alan Cook
-----------------------------------          -----------------------------------
By (sign)                                    By (sign)

Sharon Cochran                               James Alan Cook
-----------------------------------          -----------------------------------
Name (Print)                                 Name (Print)

OEM Accounting Manager                       Exec. Vice President
-----------------------------------          -----------------------------------
Title                                        Title

July 22, 2002                                July 8, 2002
-----------------------------------          -----------------------------------
Date                                         Date

* Confidential portion omitted and filed separately with the Commission.